Exhibit 99.1

[ORTHOFIX logo]


For Further Information:
------------------------
Charles W. Federico                             Thomas Hein
Group President & CEO                           CFO
Orthofix International N.V.                     Orthofix International N.V.
704.948.2600                                    704.948.2600

                  Orthofix Reports Record Sales for the Fourth
                          Quarter and for the Year 2004

                       Full-Year Net Income Increases 38%

Highlights:
-----------

  o  4Q sales up 40%, full-year sales up 41%.
  o  4Q net income rises by 39%, full-year net income climbs by 38%.
  o  Spine and long-bone stimulation sales capture additional market share.
  o Trauma sector: Revenue up 17% for the full-year, paced by long-bone stimulation products growing at more than twice the rate of the market; PC.C.P hip fracture sales triple.
  o Reconstruction sector: External fixation products up 32%; AV-Impulse hits 4Q forecast.
  o Acquisition integration succeeding: Breg's reconstruction sector growth rate nearly doubles the market's rate of growth.
  o Debt reduced: Strong free cash flow reduces debt 30% while the year ends with $40.2 million cash balance. EBITDA grows 52% to $70.7 million in 2004.

HUNTERSVILLE, N.C., March 3, 2005 - Orthofix International N.V. (NASDAQ:OFIX) today announced results for the fourth quarter and the year ended December 31, 2004.

Sales for the fourth quarter ended December 31, 2004, were $73.6 million, an increase of 40% over the $52.7 million reported during the same period in 2003. Fourth-quarter sales included the incremental impact of Breg, Inc., which was acquired on December 30, 2003. The positive impact of foreign currency on sales for the fourth quarter of 2004 was $1.4 million or 3%.

Net income for the fourth quarter ended December 31, 2004, was $9.5 million, an increase of 39% compared with $6.8 million for the same period in 2003. Earnings per diluted share for the fourth quarter ended December 31, 2004, was $0.59, an increase of 28%, which takes into account additional shares related to the Breg transaction and stock option exercises in


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                                                                        Page Two

2004, compared with $0.46 per diluted share for the same period in 2003. Diluted weighted average shares outstanding were 16,044,249 and 14,854,946 during the three months ended December 31, 2004, and December 31, 2003, respectively.

Sales for the year ended December 31, 2004, were $286.6 million, an increase of 41% over the $203.7 million reported during the same period in 2003. Sales for the year ended December 31, 2004, included the incremental impact of Breg, Inc., which was acquired on December 30, 2003. The positive impact of foreign currency on sales for the twelve-month period was $6.5 million or 3%.

Net income for the year ended December 31, 2004, was $34.1 million, an increase of 38% compared with $24.7 million for the same period in 2003. Earnings per diluted share for the year ended December 31, 2004, was $2.14, an increase of 27%, which takes into account additional shares related to the Breg transaction and stock option exercises in 2004, compared with $1.68 per diluted share for the same period in 2003. Diluted weighted average shares outstanding were 15,974,945 and 14,681,883 for the year ended December 31, 2004, and December 31, 2003, respectively.

The following tables display net sales by business segment, net of inter-company eliminations and by market sector for the three months and year ended December 31, 2004, and 2003. We provide net sales by market sector for information purposes only.

Net sales by business segment for the periods ended December 31, (In millions)

                     Three Months Ended December 31,     Twelve Months Ended December 31,
                     -------------------------------     --------------------------------
                      2004       2003     % Increase      2004       2003      % Increase
                     ------     ------    ----------     ------     ------     ----------

Americas Orthofix    $  33.0    $ 30.7         7%        $ 126.0    $ 116.8         8%

Americas Breg        $  17.7        --        --         $  68.3         --         --

International
 Orthofix            $  22.9    $ 22.0         4%        $  92.3    $  86.9         6%
                     -------    ------      ------       -------    -------      -----

Total                $  73.6    $ 52.7        40%        $ 286.6    $ 203.7        41%
                     =======    ======      ======       =======    =======      =====

                                                                      Page Three

Net sales by market sector for the periods ended December 31, (In millions)

                       Three Months Ended December 31,     Twelve Months Ended December 31,
                       -------------------------------     --------------------------------
                        2004       2003     % Increase      2004       2003      % Increase
                       ------     ------    ----------     ------     ------     ----------

Orthopedic Products
-------------------
  Spine                $  21.2    $  20.6        3%        $  81.4    $  79.5         2%
  Reconstruction          31.3       13.4      134%          120.9       51.2       136%
  Trauma                  15.8       13.6       16%           62.9       53.7        17%

                       -------    -------      ----        -------    -------       ----
Total Orthopedic          68.3       47.6       43%          265.2      184.4        44%

Non-Orthopedic             5.3        5.1        4%           21.4       19.3        11%
                       -------    -------      ----        -------    -------       ----

Total                  $  73.6    $  52.7       40%        $ 286.6    $ 203.7        41%
                       =======    =======      ====        =======    =======       ====


Charles W. Federico, President and CEO of Orthofix, reiterated comments made on February 17, 2005, in the Company's release of preliminary sales results, "We concluded 2004 with an excellent fourth quarter reflecting 40% sales growth and 39% growth in net income over the prior year periods. For the full year we reported sales growth of 41% and net income growth of 38%. We are pleased that we were able to overcome challenges experienced during 2004 resulting from the slowing in 2004 of the spine stimulation market and contract repricing and inventory balancing that occurred on the A-V Impulse product. Even with these difficulties we reported strong sales growth matched by strong earnings growth. In addition to the Breg acquisition, products serving the trauma and reconstruction market sectors led sales growth in 2004. External fixation products grew 32% in reconstruction and 11% in trauma. The Physio-Stim for long bone nonunions in trauma grew 21% in 2004, and the PC.C.P hip fracture repair system tripled in sales in 2004. This growth, and approximately $116 million in sales, testifies to the vitality that our array of diversified surgical products serving the reconstruction and trauma markets delivers to the Company. In addition, we successfully integrated Breg, whose reconstruction business grew at 10% in 2004, nearly twice the reported rate of market growth. We remain convinced that the recent FDA approval for the Cervical-Stim will enable us to accelerate in 2005 our rate of growth in the important spine market sector."

Federico stated further, "Lower SG&A and operating expense ratios for the fourth quarter and year compared with the prior year partially offset lower gross profit margins which resulted from the blending of Breg's lower gross profit margins into the total."

                                                                       Page Four

Federico concluded, "Overall, 2004 was a positive year. The accretive effect of the Breg acquisition coupled with the continued profitability of our core business generated a robust 38% growth in net income. The positive effect of a broader base product offering is seen in the overall sales growth of 41%. With Cervical-Stim having the first and only 'on-label' FDA approval for a bone growth stimulator for use as an adjunct to cervical (upper) spine fusion in high risk patients, plus a number of announced new products that are now being introduced to the market, we expect to have good momentum in 2005, and I expect continued growth in both sales and earnings.

"In 2004 and early 2005, we welcomed five new independent board members to our Board of Directors. These new directors, with their exceptional financial and healthcare backgrounds, bring a level of talent to the board that can assist Orthofix to become a truly exciting global orthopedic products company. We would also like to thank our retiring directors for their many years of service, which have been instrumental in building Orthofix into the international orthopedic company it is today," said Federico.

During the fourth quarter, the Company made further scheduled and voluntary prepayments of $15.0 million on outstanding term loan borrowings. Strong free cash flow enabled the Company to reduce its term loan used to finance the Breg acquisition by 30%, from an initial balance of $110.0 million to $76.8 million at December 31, 2004, and still report an ending cash balance of $40.2 million. Earnings before interest, taxes, depreciation and amortization (EBITDA) generated by the Company in 2004 was $70.7 million, compared with $46.4 million in 2003, a growth of 52% over the prior year.

Supplemental Disclosure Regarding Non-GAAP Financial Measure

EBITDA represents income before net interest expense, income taxes, depreciation and amortization. The following table reconciles net income, representing the most comparable measure under accounting principles generally accepted in the United States, to EBITDA. EDITDA is presented and discussed because management believes it is a useful adjunct to net income and other measurements under accounting principles generally accepted in the United States, since it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. The Company believes the presentation of EBITDA is useful for investors because it makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, the measure is commonly used by investors, analysts and peers in the Company's industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. EBITDA is not a measure calculated in accordance with GAAP and should not be considered as an alternative to (i) net income, or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

                                                                       Page Five


                                                 Year Ended
                                                December 31,
                                       -----------------------------
                                          2004               2003
                                       ----------        -----------
        Net Income                      $ 34,149          $ 24,730
        Add:
          Interest expense, net            5,966               161
          Income taxes                    16,210            14,585
          Depreciation                     7,853             5,707
          Amortization                     6,543             1,242
                                       ---------          --------
        EBITDA                          $ 70,721          $ 46,425
                                       =========          ========

Orthofix International, N.V., a diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages-helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients - via Orthofix's sales representatives, its distributors and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, Stryker Howmedica, and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, unanticipated expenditures, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.

                          - Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollars, in thousands, except per share and share data)




                                         For the three months          For the twelve months
                                         --------------------          ---------------------
                                          ended December 31,            ended December 31,
                                         --------------------          --------------------
                                              2004         2003               2004         2003
                                            --------     --------           --------     --------

Net sales                                $    73,618  $    52,708        $   286,638  $   203,707
Cost of sales                                 20,351       13,013             79,177       51,090
                                         -----------  -----------        -----------  -----------
  Gross profit                                53,267       39,695            207,461      152,617
                                         -----------  -----------        -----------  -----------

Operating expenses
  Sales and marketing                         26,000       19,328            102,452       76,756
  General and administrative                   8,219        5,326             30,621       20,465
  Research and development                     2,739        2,149             11,471        8,128
  Amortization                                 1,594          339              6,348          995
  Litigation and settlement costs                302          958              1,568        5,689
                                         -----------  -----------        -----------  -----------
                                              38,854       28,100            152,460      112,033
                                         -----------  -----------        -----------  -----------

Operating income                              14,413       11,595             55,001       40,584

Interest income/(expense)                     (1,370)        (215)            (5,966)        (161)
Other income/(loss)                            1,312          328              1,652          677
Gain/(loss) in joint venture                    (219)        (610)              (328)      (1,785)
                                         -----------  -----------        -----------  -----------
  Income before income tax                    14,136       11,098             50,359       39,315

Income tax expense                            (4,622)      (4,257)           (16,210)     (14,585)
                                         -----------  -----------        -----------  -----------
  Net income                             $     9,514  $     6,841        $    34,149  $    24,730

  Net income per common share - basic    $      0.61  $      0.48        $      2.22  $      1.76

  Net income per common share - diluted  $      0.59  $      0.46        $      2.14  $      1.68

Weighted average number of common
  shares outstanding - basic              15,666,158   14,237,904         15,396,540   14,061,447

Weighted average number of common
  shares outstanding - diluted            16,044,249   14,854,946         15,974,945   14,681,883


ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars, in thousands)




                                                     As of            As of
                                                  -----------      ------------
                                                  December 31,     December 31,
                                                  -----------      ------------
                                                      2004             2003
                                                  -----------      ------------
Assets
Current assets:
  Cash and cash equivalents                        $   40,246        $   31,356
  Trade accounts receivable                            75,321            70,690
  Inventory                                            32,895            30,713
  Deferred income taxes                                 4,130             3,978
  Prepaid expenses and other                           10,000            11,131
                                                   ----------        ----------
          Total current assets                        162,592           147,868

Securities and other investment                         4,082             5,775
Property, plant and equipment, net                     18,326            19,169
Intangible assets, net                                240,533           234,123
Other long-term assets                                  6,201             6,244
                                                   ----------        ----------
          Total assets                             $  431,734        $  413,179
                                                   ==========        ==========

Liabilities and shareholders' equity
Current liabilities:
  Bank borrowings                                  $       76        $       72
  Current portion of long-term debt                    10,057            11,063
  Trade accounts payable                                9,507            11,569
  Other current liabilities                            26,322            30,236
                                                   ----------        ----------
          Total current liabilities                    45,962            52,940

Long-term debt                                         67,249            99,072
Deferred income taxes                                  17,612            16,642
Deferred income                                         2,443             2,500
Other long-term liabilities                             1,296             1,249
                                                   ----------        ----------
          Total liabilities                           134,562           172,403
                                                   ----------        ----------

Shareholders' equity
  Common shares                                         1,572             1,498
  Additional paid-in capital                           98,388            81,960
  Less:  Treasury shares, at cost                          --                --
                                                   ----------        ----------
                                                       99,960            83,458
  Retained earnings                                   182,073           147,924
  Accumulated other comprehensive income               15,139             9,394
                                                   ----------        ----------
          Total shareholders' equity                  297,172           240,776
                                                   ----------        ----------
          Total liabilities and
            shareholders' equity                   $  431,734        $  413,179
                                                   ----------        ----------

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. Dollars, in thousands)


                                                 For the year ended December 31,
                                                 -------------------------------
                                                    2004                 2003
                                                 ----------           ----------

Net cash provided by operating activites         $  41,498            $  31,789
                                                 ----------           ---------

Cash flows from investing activities:
  Investment in subsidiaries and affiliates         (2,556)            (150,572)
  Capital expenditure                              (12,243)              (5,238)
  Proceeds from sale of joint venture                1,300                   --
  Proceeds from sale of assets and marketable
    securities                                       1,635                  354
  Proceeds from settlement of distributor
    agreement                                          440                   --
                                                 ----------           ---------
     Net cash used in investing activities         (11,424)            (155,456)
                                                 ----------           ---------

Cash flows from financing activities:
  Net (repayment) proceeds of loans
    and borrowings                                 (33,534)             102,097
  Proceeds from issuance of common stock            12,247               11,705
  Acquisition of treasury shares                        --               (4,395)
  Payment of debt issuance costs                      (532)              (2,783)
                                                 ----------           ---------
     Net cash (used in) provided by
       financing activities                        (21,819)             106,624
                                                 ----------           ---------
Effect of exchange rate changes on cash                635                1,789
                                                 ----------           ---------
Net (decrease) increase in cash
  and cash equivalents                               8,890              (15,254)
Cash and cash equivalents at the
  beginning of the period                           31,356               46,610
                                                 ----------           ---------
Cash and cash equivalents at the end
  of the period                                  $  40,246            $  31,356
                                                 ----------           ---------